Exhibit 5.1

Kelley Drye & Warren LLP 333 West Wacker Drive 26th Floor Chicago, Illinois 60606 Tel: (312) 857-7076

May 14, 2026

Lifeway Foods, Inc.

6431 West Oakton

Morton Grove, IL 60053

Ladies and Gentlemen:

We are acting as special counsel to Lifeway Foods, Inc., an Illinois corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, No. 333-291148, and a prospectus supplement thereto dated May 14, 2026 (collectively, the “Registration Statement”), relating to the registration of the resale of 3,454,756 shares of the Company’s common stock, no par value (the “Shares”), by the Selling Stockholder (as defined below). This Registration Statement is being filed pursuant to the Cooperation Agreement, dated September 30, 2025 (the “Cooperation Agreement”), between the Company and Danone USA Public Benefit Corporation f/k/a Danone North America PBC, a Delaware public benefit corporation (the “Selling Stockholder”).

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Cooperation Agreement; (ii) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (iii) the Company’s Articles of Incorporation, as amended to date; (iv) the Company’s Second Amended and Restated By-Laws, as amended to date; and (v) the records of corporate proceedings of the Company relating to the Shares, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations and certifications as to factual matters of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the Business Corporation Act of the State of Illinois and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present Business Corporation Act of the State of Illinois or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kelley Drye & Warren LLP